SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2007

AVICI SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

000-30865	02-0493372
(Commission file number)	(I.R.S. employer identification no.)

101 Billerica Avenue, North Billerica, MA 01862

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (978) 964-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 8.01 below is hereby incorporated into this Item 5.02 by reference.

Item 8.01. Other Events.

On June 8, 2007, the Compensation Committee of the Board of Directors of Avici Systems Inc. (the “Company”) approved certain adjustments to outstanding stock option awards and other adjustments in accordance with the equitable adjustment provisions of the Company’s equity compensation plans, each in connection with the special cash dividend of $2.00 per share, declared by the Board of Directors on April 18, 2007, payable June 22, 2007 to shareholders of record at the close of business on June 11, 2007.

The exercise price of each outstanding stock option was adjusted to maintain the same ratio of exercise price to fair market value before and after the adjustment. Fair market value for purposes of adjusting the exercise price of the stock options was established by comparing the closing share price of the Company’s common stock measured on June 6, 2007, the day before the ex-dividend date ($9.49), with the opening share price of the Company’s common stock measured on June 7, 2007, the ex-dividend date ($7.30). The number of stock options subject to each outstanding award was increased proportionately to ensure the economic value of the award was the same before and after the adjustment.

The adjustments described above are reflected on the Form 4s filed on the date hereof for each of our executive officers and directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVICI SYSTEMS INC.
Date: June 13, 2007

	By:	/s/ T.S. Ramesh
T.S. Ramesh
Vice President of Finance and Principal Accounting Officer